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                                                                 EXHIBIT 10.8(V)

                              AMENDMENT NUMBER 14
                              -------------------

                                    to the

                      QUOTA SHARE RETROCESSION AGREEMENT
                                    between
         THE CONTINENTAL INSURANCE COMPANY, (one of the CNA Insurance
                                  Companies)
                                      and
                   SEABOARD LIFE INSURANCE COMPANY (USA) AND
                     VASA NORTH ATLANTIC INSURANCE COMPANY
            (hereinafter referred to jointly as "Retrocessionaire")


The Quota Share Retrocession Agreement ("Agreement") between The Continental Insurance Company and USF RE INSURANCE COMPANY, dated May 21, 1986, as amended to date, and assigned by USE RE INSURANCE COMPANY to SEABOARD LIFE INSURANCE COMPANY (USA) and VASA NORTH ATLANTIC INSURANCE COMPANY, is hereby further amended, effective as of January 1, 1999, as follows:

ARTICLE IV - RETROCESSIONAIRE'S LIABILITY is deleted in its entirety and
----------   ---------------------------
replaced with the following:

The Retrocedent shall cede and the Retrocessionaire shall accept a Quota Share of the Retrocedent's net retained primary liability on all business covered hereunder, subject to maximum cession limits as follows:

1. under any medical stop-loss policy issued or renewed on or after January 1, 1999 of 75% of the Retrocedent's net retained primary liability to maximum cession limits of $3,750,000 for specific excess medical stop-loss coverages and 1,500,000 for aggregate excess medical stop-loss coverages; and

2. under any one provider excess reimbursement policy issued or renewed on or after January 1, 1999 of 75% of Retrocedent's net retained primary liability to maximum cession limits of $3,750,000.

It is understood and agreed that the maximum cession limits stated above shall apply separately to provider excess reimbursement, specific excess medical stop loss coverage and aggregate stop-loss or advance funding aggregate reinsurances.

"Net retained primary liability," as used herein, shall mean the Retrocedent's liability for the full policy limits of $5,000,000 for provider excess reimbursement policies and specific excess coverages and $2,000,000 for aggregate excess coverage on account of loss, or series of losses as respects each individual excess reinsurance, each aggregate stop-loss reinsurance, and each advance funding aggregate reinsurance, as provided for in reinsurance agreements which are bound, issued, or renewed during the currency of this Agreement.

It is agreed that the Retrocedent shall retain 25% of the net retained primary liabilities, as defined above, for its own net account. It is further agreed that Retrocessionaire shall retrocede sixty-six and two thirds percent (66.67%) of its 75% quota share participation hereunder to other retrocessionaires who shall be reinsurers (reinsurer or reinsurers) acceptable to both Retrocessionaire and Retrocedent. The obligations of the parties for reinsurance agreements in force prior to January 1, 1999, shall be governed by the terms of this Agreement as in effect when such reinsurance agreement were issued or renewed.

ARTICLE VII - PREMIUM AND COMMISSION is deleted in its entirety and replaced
-----------   ----------------------
with the following:

     The premiums payable to the Retrocessionaire shall be calculated on the same gross original net written premiums received by the Retrocedent for reinsurance agreements ceded hereunder. The term "gross original net written premiums" shall mean the gross original written premiums, less return premiums and cancellations.

     The Retrocessionaire shall allow Retrocedent a ceding commission not to exceed 39%, which includes a front fee of 4.7% for Medical stop-loss insurance and a ceding commission not to exceed 40%, which includes a front fee of 5% for Provider Excess Reimbursement insurance.

     It is understood and agreed that this ceding commission includes provision for all taxes, board and bureau fees, and all other expenses whatsoever which are the obligations of the Retrocedent, except losses, loss adjustment expenses, extra contractual obligations, as specified in Article VI, and the actual costs of excess retrocessions and underwriting manager's profit commissions, as specified in Article VIII, below.

     It is understood and agreed with respect to the Medical Stop-Loss insurance business, that, to the extent that the difference between the ceding commission allowed by reinsurers to Retrocessionaire falls short of the sum of the following three components: (1) the fee allocated to USBenefits Insurance Services, Inc. (14.3%); (2) the fee allocated to Retrocedent (4.7%); and (3) the actual average commission rate paid to producing agents/TPAs, Retrocessionaire shall be responsible for the

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     shortfall. To the extent that the difference between the ceding commission allowed by reinsurers to Retrocessionaire exceeds the sum of (1) and (2) above, and (3) the lesser of the, actual average commission rate paid to the producing agents/TPAs or 13% such excess shall:

          (a) first be paid and allocated to Retrocedent to the extent of the first 0.3% points of such excess, which will result in Retrocedent's front fee being 5% (rather than 4.7%);

          (b) then be paid and allocated to Retrocessionaire to the extent of the next 0.3% points of such excess; and

          (c) any further excess (meaning Retrocedent's front fee has effectively reached 5% and USBenefits' fee has effectively reached 14.6%) will be shared equally by Retrocedent and Retrocessionaire.

     It is further understood and agreed with respect to the Provider Excess Reimbursement insurance, that, to the extent that the difference between the ceding commission allowed by reinsurers to Retrocessionaire falls short of the sum of the following three components: (1) the fee allocated to USBenefits Insurance Services, Inc. (15%); (2) the fee allocated to Retrocedent (5%); and (3) the actual average commission rate paid to producing agents, Retrocessionaire shall be responsible for the shortfall. To the extent that the difference between the ceding commission allowed by reinsurers to Retrocessionaire exceeds the sum of (1) and (2) above, and
     (3) the lesser of the actual average commission rate paid to the producing agents or 13.5%, such excess shall be shared equally by Retrocedent and Retrocessionaire.


IN WITNESS WHEREOF, this Amendment has been executed in Chicago, IL this 19/th/ day of January, 1999.

                              THE CONTINENTAL INSURANCE COMPANY

                              By: /s/ [SIGNATURE ILLEGIBLE]^^
                                  ----------------------------------
                              Title:   SVP
                                     -------------------------------

and in Costa Mesa, California, this 10th day of February, 1999.

                              SEABOARD LIFE INSURANCE COMPANY
                              (USA)

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                               By: /s/ [SIGNATURE ILLEGIBLE]^^
                                   ----------------------------------
                               Title: Senior President


                               VASA NORTH ATLANTIC INSURANCE
                               COMPANY

                               By: /s/ [SIGNATURE ILLEGIBLE]^^
                                   ----------------------------------
                               Title: Senior President

                                       4